UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Chemed Corporation

(Name of Registrant as Specified In Its Charter)

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SUPPLEMENT DATED APRIL 30, 2012

TO PROXY STATEMENT DATED APRIL 5, 2012

Explanatory Note

This Supplement, dated April 30, 2012, amends and supplements the Proxy Statement of Chemed Corporation, dated April 5, 2012 (the “Proxy Statement”), by adding the following information to the section entitled “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis”.  Capitalized terms used but not defined herein have the meanings set forth in the Proxy Statement.  Except as specifically set forth herein, the information in the Proxy Statement remains unchanged.

The 2011 Say on Pay Vote and its Effect on Compensation Programs and Policies

At the 2011 Annual Meeting of Stockholders, the Company held its first advisory vote regarding our executive compensation program, at which time our program was approved by approximately 73.36% of votes cast (excluding abstentions, which comprised approximately 4.81% of the combined total of shares voted or abstained on this matter).  To our knowledge, an even larger majority of our 30 largest stockholders voted to approve our program, which we believe reflects strong support for our program from our significant stockholders.  The Company attempted to contact all of those large stockholders whom we understand to have abstained or voted against the program, to better understand their concerns.

The Compensation Committee of the Company’s Board of Directors, with input from our executives and our independent compensation consultant, Compensation Strategies, Inc., reviewed our compensation program and policies following the 2011 Annual Meeting of Stockholders to determine whether any changes were advisable.  After considering the results of the vote, including the support we received from a substantial majority of the Company’s largest stockholders, the Compensation Committee concluded that no changes to our program were necessary at this time.  However, as part of a more general effort to improve the transparency of our compensation program, the Company determined to expand and clarify the discussion of certain elements of our compensation program in our filings, as reflected in this Proxy Statement, by adding further details that we believe are helpful to stockholders in understanding and evaluating our program, which is aligned primarily with profit performance and shareholder return.

The Company has determined to hold the advisory vote on executive compensation annually, in accordance with the advisory vote results from last year’s Annual Meeting. As with last year’s vote, the Company will consider the advisory vote results from this year’s Annual Meeting as part of its ongoing evaluation of its compensation program.